UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

GLAUKOS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Avenida Fabricante
San Clemente, California	92672
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On April 12, 2017,  Glaukos Corporation (the “Company”) entered into an IOP System Purchase Agreement dated as of April 12, 2017 (the “Purchase Agreement”), between the Company and DOSE Medical Corporation (“DOSE”),  to purchase from DOSE its intraocular pressure (“IOP”) sensor system, including all patents, license rights and tangible assets, and to assume certain liabilities related thereto (collectively, the “IOP Sensor System”) for consideration consisting of an initial cash payment of $5.5 million, plus performance-based consideration of up to $9.5 million upon achievement of certain development, clinical and regulatory milestones.  The Company completed the purchase of the IOP Sensor System concurrent with the execution of the Purchase Agreement on April 12, 2017.

DOSE was previously a wholly owned subsidiary of the Company.  In 2010, it was spun-out as a standalone entity and in 2015, the Company acquired the iDoseTM product line and related assets from DOSE.  Two members of the Company’s board of directors, Thomas W. Burns and William J. Link, Ph.D., currently serve on the board of directors of DOSE and certain members of the Company’s management and board of directors hold an equity interest in DOSE.  The terms of the Purchase Agreement were approved by a special committee consisting only of independent members of the Company’s board of directors.

Concurrent with the execution of the Purchase Agreement, the Company and DOSE also entered into a First Amendment to the Amended and Restated Patent License Agreement, dated April 12, 2017 (the “Patent License Agreement Amendment”).  Pursuant to the original Amended and Restated Patent License Agreement dated as of June 30, 2015 (a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 30, 2015), each party licensed to the other party certain rights to certain patent and patent applications within the other party’s specified field of use.  The Patent License Agreement Amendment removes references to the IOP Sensor System as within the DOSE field of use, and removes the carve-out within the Glaukos field of use for the IOP Sensor System.

Pursuant to the terms of the Purchase Agreement, the Company and DOSE also amended that certain Amended and Restated Transition Services Agreement, dated as of June 30, 2015 (a copy of which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 30, 2015), to extend the term thereof by three years, to June 30, 2021.

Copies of the Purchase Agreement and the Patent License Agreement Amendment are attached to this Current Report as Exhibits 2.1 and 10.1, respectively, and the descriptions above of the terms of the Purchase Agreement and the Patent License Agreement Amendment are subject in their entirety to the terms of Exhibits 2.1 and 10.1, respectively.

Item 2.01Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 regarding the Purchase Agreement and completion of the acquisition of the IOP Sensor System on April 12, 2017 is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

2.1*	IOP System Purchase Agreement dated as of April 12, 2017 by and between Glaukos Corporation and DOSE Medical Corporation.
10.1*	First Amendment to Amended and Restated Patent License Agreement dated as of April 12, 2017 by and between Glaukos Corporation and DOSE Medical Corporation.

*Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION

	By:	/s/Richard L. Harrison
Name: Richard L. Harrison
Title: Chief Financial Officer

Date: April 12, 2017